EXHIBIT 99.1

FOR IMMEDIATE RELEASE:            Nov. 18, 2024

NW Natural Holdings to Acquire Rapidly Growing Gas Utility
Acquisition expands NWN’s presence in Texas

PORTLAND, Ore. – Northwest Natural Holding Company (NYSE: NWN) (NW Natural Holdings) today announced it entered into an agreement to acquire SiEnergy Operating, LLC (SiEnergy or the Company) from SiEnergy Capital Partners, LLC (an affiliate of Ridgewood Infrastructure) for $273 million in cash and the assumption of $152 million of debt. Upon closing the transaction, which is expected to occur in the first quarter of 2025, SiEnergy will become a wholly owned subsidiary of NW Natural Holdings.

SiEnergy is one of the fastest growing natural gas distribution utilities in the nation. The Company serves approximately 70,000 residential and commercial customers in the greater metropolitan areas of Houston, Dallas, and Austin (known as the Texas Triangle). SiEnergy has grown organically by providing infrastructure to residential and commercial developments in high-growth areas and has a current contracted customer backlog of over 180,000. SiEnergy’s regulated business model generates stable earnings and is well positioned for future investment opportunities as communities and new developments in the Texas Triangle continue to expand.

As of Dec. 31, 2024, SiEnergy is expected to have approximately $247 million in rate base and to have achieved rate base and customer growth of 26% and 22% compounded annually, respectively, over the last five years ending in 2024. NW Natural Holdings expects capital expenditures for the Company to be in the range of $450 million to $650 million over the next five years. We estimate rate base growth of 6% to 8% from 2023 to 2028 for our regulated utilities, an increase over our previous 5% to 7% projection.

“The acquisition of SiEnergy builds on our core strength of operating utilities and delivering essential services to customers,” said David H. Anderson, CEO of NW Natural Holdings. “Texas is one of the fastest growing states in the nation with a constructive regulatory and policy environment. SiEnergy has a substantial number of contracts to add new customers in the coming years. We believe we will be well positioned to capture additional growth as Texas' population expands and new housing developments provide opportunities for new customers.”

“We have a proven track record of acquiring utilities, supporting growth and delivering safe and reliable service to customers. This acquisition directly aligns with our strategic and financial goals,” said Justin B. Palfreyman, president of NW Natural Holdings. "Through this transaction, we expect to meaningfully increase our presence in Texas, creating more opportunities for organic growth, and setting the stage for future growth. We are excited for SiEnergy to join the team and will aim to build on their incredible track record and drive shareholder value.”

The transaction is expected to further support management's long-term EPS growth outlook of 4% to 6%. In addition, NW Natural Holdings reaffirmed its 2024 EPS guidance in the range of $1.94 to $2.14 on a GAAP basis or $2.20 to $2.40 on a non-GAAP Adjusted Basis1.

NW Natural Holdings expects to finance the cash portion of the acquisition with junior subordinated notes in the first half of 2025. We do not anticipate issuing common equity to directly fund this transaction. NW Natural Holdings has obtained a committed interim term loan from J.P. Morgan Securities LLC to fund the purchase price of $273 million.

The transaction is expected to close in the first quarter of 2025 subject to customary closing conditions including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. No regulatory approval is needed from the Railroad Commission of Texas to close this transaction.

J.P. Morgan Securities LLC is serving as exclusive financial advisor to NW Natural Holdings with Stoel Rives, LLP serving as legal advisor.

Conference Call and Webcast
NW Natural Holdings will host a conference call and webcast to discuss the acquisition. A presentation is available for the call and can be accessed on our Investor Relations website.

Date and Time:	Tuesday, Nov. 19, 2024 8 a.m. PT (11 a.m. ET)
Phone Numbers:	United States 1-833-470-1428 International 1-404-975-4839 Passcode 002854

The call will also be webcast in a listen-only format for the media and general public and can be accessed on our Investor Relations website. A replay of the conference call will be available on our website and by dialing 1-866-813-9403 (U.S.) and 1-929-458-6194 (international). The replay access code is 832303.

About NW Natural Holdings
Northwest Natural Holding Company, (NYSE: NWN) (NW Natural Holdings), is headquartered in Portland, Oregon and has been doing business for over 165 years. It owns Northwest Natural Gas Company (NW Natural), NW Natural Water Company (NW Natural Water), NW Natural Renewables Holdings (NW Natural Renewables), and other business interests.

We have a longstanding commitment to safety, environmental stewardship and the energy transition, and taking care of our employees and communities. NW Natural Holdings was recognized by Ethisphere® for three years running as one of the World’s Most Ethical Companies®. NW Natural consistently leads the industry with high J.D. Power & Associates customer satisfaction scores. Learn more in our latest Community and Sustainability Report.

NW Natural is a local distribution company that currently provides natural gas service to approximately 2 million people in more than 140 communities through more than 800,000 meters in Oregon and Southwest Washington with one of the most modern pipeline systems in the nation. NW Natural owns and operates 21.6 Bcf of underground gas storage capacity in Oregon.

NW Natural Water provides water distribution and wastewater services to communities throughout the Pacific Northwest, Texas, Arizona, and California. Today NW Natural Water serves over 188,000 people through approximately 76,000 meters and provides operation and maintenance services to an additional 22,000 connections. Learn more about our water business.

NW Natural Renewables is committed to leading in the energy transition by providing renewable fuels to support decarbonization in the utility, commercial, industrial and transportation sectors. Learn more about our renewable business.

Additional information is available at nwnaturalholdings.com.

“World’s Most Ethical Companies” and “Ethisphere” names and marks are registered trademarks of Ethisphere LLC

Investor Contact:
Nikki Sparley
Phone: 503-721-2530
Email: nikki.sparley@nwnatural.com

Media Contact:
David Roy
Phone: 503-610-7157
Email: david.roy@nwnatural.com

2024 Guidance and Long-Term Targets
NW Natural Holdings reaffirmed its 2024 GAAP EPS guidance of $1.94 to $2.14, or $2.20 to $2.40 on a non-GAAP Adjusted Basis1. This guidance assumes continued customer growth, average weather conditions, and no significant changes in prevailing regulatory policies, mechanisms, or outcomes, or significant local, state or federal laws, legislation or regulations.

2024 EPS Guidance Reconciliation Table
GAAP EPS Guidance	$1.94 to $2.14
Regulatory Disallowance[2]	0.26
Adjusted EPS Guidance[1]	$2.20 to $2.40

NW Natural Holdings reaffirmed its long-term EPS growth rate target of 4% to 6% compounded annually from 2022 through 2027. 2022 EPS was $2.54.

1 See "Non-GAAP Financial Measures" for a definition and further information on Adjusted Basis EPS.
2 Non-GAAP guidance excludes the $13.7 million non-cash, pre-tax regulatory charge (approximately $10.1 million or $0.26 per share after-tax) related to the Oregon general rate case recorded in the fourth quarter of 2024. Impact on EPS assumes average diluted shares of 39.0 million and an income tax rate of 26.5%.

Non-GAAP Financial Measures
Management uses "adjusted net income" and "adjusted basis earnings per share," both of which are non-GAAP financial measures, when evaluating NW Natural Holdings' overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about NW Natural Holdings' performance because they eliminate the impacts of significant discrete items that can affect the comparison of period-over-period results. In addition to presenting the results of operations and earnings amounts in total, certain financial measures are expressed in cents per share, which are non-GAAP financial measures. All references to EPS are on the basis of diluted shares.

Such non-GAAP financial measures are used to analyze our financial performance because we believe they provide useful information to our investors and creditors in evaluating our financial condition and results of operations. Our non-GAAP financial measures should not be considered a substitute for, or superior to, measures calculated in accordance with U.S. GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than how such measures are calculated in this report, limiting the usefulness of those measures for comparative purposes. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the table above.

Forward-Looking Statements
This press release, and other presentations made by NW Natural Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "assumes," “continues,” “could,”

"intends," "plans," "seeks," "believes," "estimates," "expects," "will" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, assumptions, estimates, expectations, forecasts, outlook, timing, goals, visions, strategies, commitments, future events, financial positions, acquisition strategy and pending acquisitions, and timing, approval, completion and integration thereof, investments, valuations, timing and amount of capital expenditures, rate base growth, strategic fit, performance, risks, risk profile, stability, the likelihood and success associated with any transaction, customer and business growth, growth opportunities, weather, customer rates or rate recovery, investment strategy and financial effects of acquisitions, shareholder return and value, financial results, including estimated income, availability and sources of liquidity, capital markets, financing transactions, debt or equity issuances, expenses, positions, revenues, returns, cost of capital, timing, and earnings, earnings guidance and estimated future growth rates, regulatory strategy, performance, timing, outcome, or effects of regulatory proceedings or mechanisms or approvals, accounting treatment of future events, economic and political conditions, effects of legislation or changes in laws or regulations, inflation, geopolitical uncertainty, and other statements that are other than statements of historical facts.

Forward-looking statements are based on current expectations and assumptions regarding its business, the economy, geopolitical factors, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. You are therefore cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future operational, economic or financial performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors", and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk", and Part II, Item 1A, "Risk Factors", in the quarterly reports filed thereafter, which, among others, outline legal, regulatory and legislative risks, public health risks, financial, macroeconomic and geopolitical risks, growth and strategic risks, operational risks, business continuity and technology risks, environmental risks and risks related to our water and renewables businesses.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Natural Holdings or NW Natural, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and NW Natural Holdings and NW Natural undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.